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EXHIBIT 21.1

LIST OF SUBSIDIARIES

1.	Kratos Government Solutions, Inc.
2.	Defense Systems, Incorporated
3.	JMA Associates, Inc.
4.	Madison Research Corporation
5.	Haverstick Consulting, Inc.
6.	HGS Holdings, Inc.
7.	Haverstick Government Solutions, Inc.
8.	DTI Associates, Inc.
9.	Rocket Support Services LLC
10.	Kratos Commercial Solutions, Inc.
11.	Kratos Mid-Atlantic, Inc.
12.	Kratos Southeast, Inc.
13.	Kratos Texas, Inc.
14.	WFI NMC Corp.
15.	Kratos Southwest L.P.
16.	SYS
17.	AI Metrix, Inc.
18.	Polexis, Inc.
19.	Reality Based IT Services, Ltd.
20.	Shadow I, Inc.
21.	Shadow II, Inc.
22.	Shadow III, Inc.
23.	DEI Services Corporation
24.	Digital Fusion, Inc.
25.	Digital Fusion Solutions, Inc.
26.	Summit Research Corporation
27.	Gichner Holdings, Inc.
28.	Gichner Systems Group, Inc.
29.	Gichner Systems International, Inc.
30.	Charleston Marine Containers Inc.
31.	Dallastown Realty I, LLC
32.	Dallastown Realty II, LLC
33.	Hammer Acquisition Inc.
34.	SCT Acqusition LLC
35.	Henry Bros. Electronics, Inc.

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  EXHIBIT 21.1
LIST OF SUBSIDIARIES